Exhibit 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

August 6, 2014

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 205497561

Re: Pacific Metals Corp.

We have read the statements included in the 8-K dated July 31, 2014 of Pacific Metals Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC